SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2011

ABIOMED, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20584	04-2743260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

(978) 646-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) As previously reported, on May 26, 2011 our board of directors appointed Paul Thomas to our board. At that time, our board of directors had not determined which committees of the board Mr. Thomas would serve on. On August 10, 2011, our board of directors appointed Mr. Thomas as the chair of our governance and nominating committee.

(b) As previously reported, on May 26, 2011 our compensation committee made its annual compensation determinations for our named executive officers, which included performance share awards of performance and time based restricted stock units. On August 10, 2011, our compensation committee amended the vesting schedule of the performance share awards of performance and time based restricted stock units such that the restricted stock units will have a double trigger vesting pursuant to which 2012 revenue performance will determine whether 0%, or a ratable amount between 50% and 100% of the underlying restricted stock units are eligible for vesting, at which point half of the units eligible for vesting will vest on the second anniversary of grant, and the remaining half of the units eligible for vesting will vest on the third anniversary of the date of grant.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 10, 2011, we held our 2011 Annual Meeting of Stockholders. The holders of 34,231,709 shares of common stock were present or represented by proxy at the meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

At the annual meeting, our stockholders elected each of Dorothy Puhy and Paul Thomas as a member of our board of directors as a Class I director to serve a three-year term expiring at the 2014 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dorothy E. Puhy	27,619,400	901,220	5,711,089
Paul Thomas	28,368,548	152,072	5,711,089

Proposal Two: Advisory Vote on Executive Compensation

At the annual meeting, our stockholders voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement filed in connection with the annual meeting pursuant to Item 402 of Regulation S-K. The votes cast in this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,418,613	3,061,953	40,053	5,711,090

Proposal Three: Advisory Vote on the Frequency of Future Votes on Executive Compensation

At the annual meeting, our stockholders voted to approve on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. Our stockholders voted for every year as the frequency by which we should conduct future say on pay votes. The votes cast in this proposal were as follows:

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes

18,951,836	192,244	9,333,821	42,718	5,711,090

Based on these results and consistent with a majority of votes cast with respect to this matter, on August 10, 2011 our board of directors decided to hold advisory stockholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K every year until the next required vote on the frequency of such advisory votes.

Proposal Four: Ratification of Appointment of our Independent Registered Public Accounting Firm

At the annual meeting, our stockholders also approved a proposal to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2012. The votes cast on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

34,128,467	86,397	16,845	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer

Date: August 16, 2011

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